Exhibit 99.2
LETTER OF TRANSMITTAL

to Tender Shares of Common Stock
of

3M COMPANY

for the Offer to Exchange All Shares of Common Stock
of
GARDEN SPINCO CORPORATION
which are owned by 3M Company and which, after the exchange, will be converted into Shares of Common Stock of

NEOGEN CORPORATION
for Shares of Common Stock of 3M Company Pursuant to the Prospectus dated [  ], 2022
THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT [  ],
NEW YORK CITY TIME, ON [  ], 2022, UNLESS THE EXCHANGE OFFER IS EXTENDED OR TERMINATED. SUCH DATE OR, IF THE EXCHANGE OFFER IS EXTENDED, THE DATE UNTIL
WHICH THE OFFER IS EXTENDED, IS REFERRED TO IN THIS DOCUMENT AS THE
“EXPIRATION DATE.” SHARES OF 3M COMMON STOCK TENDERED PURSUANT TO THE EXCHANGE OFFER MAY BE WITHDRAWN AT ANY TIME PRIOR TO THE EXPIRATION OF THE EXCHANGE OFFER OR AFTER [  ], 2022 (I.E., AFTER THE EXPIRATION OF 40 BUSINESS DAYS FROM THE COMMENCEMENT OF THE EXCHANGE OFFER), IF 3M DOES NOT ACCEPT
YOUR SHARES OF 3M COMMON STOCK PURSUANT TO THE EXCHANGE OFFER BY [  ],
NEW YORK CITY TIME, ON SUCH DATE.

The Distribution Exchange Agent for the Exchange Offer is:

Equiniti Trust Company
***By Mail: By 5:00 p.m. New York City time on Expiration Date Equiniti Trust Company Shareowner Services Voluntary Corporate Actions P.O. Box 64858 St. Paul, Minnesota 55164-0858
***By Hand or Overnight Courier:
By 5:00 p.m. New York City time on the Expiration Date
Equiniti Trust Company
Shareowner Services
Voluntary Corporate Actions
1110 Centre Pointe Curve, Suite 101
Mendota Heights, Minnesota 55120

Delivery of this Letter of Transmittal other than as set forth above will not constitute a valid delivery to the Distribution Exchange Agent and the [Merger Exchange Agent]. You must sign this Letter of Transmittal in the appropriate space provided below, with signature guarantee if required, and complete the enclosed Internal Revenue Service (“IRS”) Form W-9 or the appropriate IRS Form W-8, as applicable.

The instructions contained within this Letter of Transmittal and the enclosed Exchange and Transmittal Instruction Booklet should be read carefully before this Letter of Transmittal is completed. Time is critical. Please complete and return this Letter of Transmittal promptly in accordance with the enclosed instructions. For additional information regarding this Letter of Transmittal, please see the enclosed Exchange and Transmittal Instruction Booklet. By executing and delivering this Letter of Transmittal you are agreeing to terms and conditions of the Exchange Offer as set forth in the Prospectus and the Exchange and Transmittal Instruction Booklet.
DESCRIPTION OF SHARES TENDERED
Account Registration (Please Fill in, if blank) Please make any address corrections below		Stock Certificate(s) and Share(s) Tendered (Please attach additional signed list, if necessary)
☐	indicates permanent address change	Certificate Number(s) and/or indicate Book- Entry or DRS shares	Total Number of Shares Represented by Certificate(s)	Number of Shares Tendered (1,2)

Total Shares Tendered
(1)
If shares are held in Book-Entry or DRS form, you must indicate the number of shares you are tendering. Otherwise, all shares represented by Book-Entry and DRS delivered to the Distribution Exchange Agent will be deemed to have been tendered. By signing and submitting this Letter of Transmittal you warrant that these shares will not be sold, including through limit order request, unless properly withdrawn from the Exchange Offer.

(2)	Unless otherwise indicated, all shares represented by stock certificates delivered to the Distribution Exchange Agent will be deemed to have been tendered. See Instruction 5.
☐	Check here if stock certificates have been lost or mutilated. See Instruction 11.
☐	Check here if you are the holder of less than 100 shares of 3M common stock (“odd lots”) and are tendering all your shares of 3M common stock.
The names and addresses of the registered holders of the shares tendered hereby should be printed, if not already printed above, exactly as they appear on the stock certificates tendered hereby.
This Letter of Transmittal is to be used by stockholders if certificates for shares are to be forwarded herewith or if shares are held in book-entry form via the Direct Registration System, which we refer to as DRS, on the books of 3M’s transfer agent, Equiniti Trust Company. Equiniti Trust Company is also serving as the Distribution Exchange Agent for the Exchange Offer. If you are delivering your shares by book-entry transfer to an account maintained by the Distribution Exchange Agent at the Depository Trust Company, you must use an agent’s message. See Instruction 2.
Holders of shares whose stock certificates for such shares are not immediately available, or who cannot complete the procedure for book-entry transfer on a timely basis, or who cannot deliver all other required documents to the Distribution Exchange Agent prior to [  ], New York City time, on the Expiration Date, and that wish to tender their shares into the Exchange Offer must tender their shares according to the guaranteed delivery procedures set forth in “The Exchange Offer—Terms of this Exchange Offer—Procedures for Tendering—Guaranteed Delivery Procedures” of the Prospectus. See Instruction 3.

IMPORTANT STOCKHOLDER: SIGN HERE (Please Complete the enclosed IRS Form W-9 or an appropriate IRS Form W-8, as applicable) (Signature(s) of Owner(s))
Name(s)

Capacity
(Full Title)
(See Instructions)
Address

(Include Zip Code)
(Must be signed by the registered holder(s) exactly as name(s) appear(s) on stock certificate(s) or on a security position listing or by the person(s) authorized to become registered holder(s) by certificates and documents transmitted herewith. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, please set forth full title and see Instruction 6.)
GUARANTEE OF SIGNATURE(S)
(If required—See Instructions 1 and 6)
APPLY MEDALLION GUARANTEE STAMP BELOW
SPECIAL PAYMENT INSTRUCTIONS (See Instructions 1, 6 and 7)
To be completed ONLY if the shares (and cash in lieu of fractional shares) accepted for payment is/are to be issued in the name of someone other than the undersigned.

Issue To:

Name
(Please Print)
Address

(Recipient must complete the enclosed IRS Form W-9 or an appropriate IRS Form W-8, as applicable)
SPECIAL DELIVERY INSTRUCTIONS

To be completed ONLY if the shares (and cash in lieu of fractional shares) are to be sent to someone other than the undersigned or to the undersigned at an address other than that shown under “Description of Shares Tendered.”

Mail To:

Name
(Please Print)
Address

(Include Zip Code)

PLEASE READ THE INSTRUCTIONS SET FORTH
IN THIS LETTER OF TRANSMITTAL CAREFULLY
Ladies and Gentlemen:
Reference is made to the prospectus, dated [  ], 2022 (as amended from time to time, the “Prospectus”) and this Letter of Transmittal, which, together with any amendments or supplements thereto or hereto, constitute the offer to exchange (the “Exchange Offer”) by 3M Company, a Delaware corporation (“3M”), all of the shares of common stock, par value $0.01 per share (“Garden SpinCo common stock”), of Garden SpinCo Corporation, a Delaware corporation (“Garden SpinCo”), owned by 3M for outstanding shares of common stock, par value $0.01 per share (“3M common stock”), of 3M that are validly tendered prior to the expiration of this Exchange Offer and not properly withdrawn, upon the terms and subject to the conditions set forth herein and in the Prospectus. Capitalized terms used but not defined herein shall have the same meaning given to them in the Prospectus.
As described in greater detail in the Prospectus, if the Exchange Offer is undertaken and consummated but the Exchange Offer is not fully subscribed because less than all shares of Garden SpinCo common stock owned by 3M are exchanged, the remaining shares of Garden SpinCo common stock owned by 3M will be distributed on a pro rata basis to holders of 3M common stock, whose shares of 3M common stock remain outstanding after consummation of the Exchange Offer (the “Clean-Up Spin-Off”), based on the relative number of shares of 3M common stock held by such holders, excluding those shares of 3M common stock that have been validly tendered and accepted for exchange. Any holder of 3M common stock who validly tenders (and does not properly withdraw) shares of 3M common stock that are accepted for exchange for shares of Garden SpinCo common stock in the Exchange Offer will waive (and will cause any nominee of the holder to waive) its rights only with respect to such validly tendered shares (but not with respect to any other shares that are not validly tendered or that are validly tendered and properly withdrawn) to receive, and forfeit any rights to, shares of Garden SpinCo common stock to be distributed on a pro rata basis to holders of 3M common stock in any Clean-Up Spin-Off following consummation of the Exchange Offer.
As described in greater detail in the Prospectus, immediately following consummation of the Exchange Offer and, if necessary, the Clean-Up Spin-Off, a wholly owned subsidiary of Neogen Corporation, a Michigan corporation (“Neogen”) will be merged with and into Garden SpinCo, whereby the separate corporate existence of such subsidiary will cease and Garden SpinCo will continue as the surviving company and a wholly owned subsidiary of Neogen (the “Merger”). In the Merger, each share of Garden SpinCo common stock (except for shares of Garden SpinCo common stock held by Garden SpinCo in treasury or by Neogen or Merger Sub, which shares will be canceled and cease to exist, with no consideration being delivered in exchange therefor) will be converted into the right to receive one share of common stock of Neogen, par value $0.16 per share (“Neogen common stock”). The Exchange Offer and related withdrawal rights will expire at [  ], New York City time, on [  ], 2022, unless extended or terminated in accordance with applicable law and the terms of this Exchange Offer. In addition, shares of 3M common stock tendered pursuant to the Exchange Offer may be withdrawn after [  ], 2022 (i.e., after the expiration of 40 business days from the commencement of the Exchange Offer), if 3M does not accept your shares of 3M common stock pursuant to the Exchange Offer by such date.
Upon the terms and subject to the conditions of the Exchange Offer, by executing this Letter of Transmittal, the undersigned hereby irrevocably appoints 3M’s designees as attorney(s)-in-fact and proxies of the undersigned, with full power of substitution, to the full extent of the rights of the undersigned with respect to his, her or its shares of 3M common stock tendered and accepted for exchange by 3M in the Exchange Offer and with respect to any and all other shares of 3M common stock and other securities issued or issuable in respect of the shares of 3M common stock tendered and accepted for exchange by 3M in the Exchange Offer on or after the expiration of the Exchange Offer. That appointment will be effective if and when, and only to the extent that, 3M accepts such shares of 3M common stock in the Exchange Offer. All such powers of attorney and proxies shall be considered coupled with an interest in the tendered shares of 3M common stock and therefore shall not be revocable. 3M’s acceptance of shares of 3M common stock tendered by the undersigned in the Exchange Offer shall, without further action, revoke any prior powers of attorney and proxies granted by the undersigned, and no subsequent powers of attorney, proxies, consents or revocations may be given by the undersigned with respect to such tendered shares (and, if given, will not be deemed effective).
3M’s designees will, with respect to the shares of 3M common stock for which the appointment is effective, be empowered, among other things, to exercise all of the voting and other rights of the undersigned as they, in their sole discretion, deem proper. 3M reserves the right to require that, in order for shares of 3M common stock to be deemed validly tendered, immediately upon 3M’s acceptance for exchange of those shares of 3M common stock, 3M must be able to exercise full voting and other rights with respect to such shares.
In connection with the Exchange Offer and the tender of shares of 3M common stock by the undersigned, the undersigned hereby represents and warrants that: (i) the undersigned has full power and authority to tender, sell, assign and transfer the shares tendered hereby; (ii) when the shares tendered hereby are accepted by 3M in the Exchange Offer, 3M will acquire good, marketable and unencumbered title thereto, free and clear of all liens, restrictions, charges and encumbrances and the same will not be subject to any adverse claims; (iii) (a) the undersigned has a net long position equal to or greater than the amount of (1) the shares tendered by the undersigned or (2) other securities immediately convertible into or exchangeable or exercisable for the shares tendered by the undersigned and securities the undersigned will acquire for tender by conversion, exchange or exercise and (b) the undersigned will cause the shares tendered hereby to be delivered in accordance with the terms of the Prospectus; (iv) the participation of the undersigned in the Exchange Offer and tender of the shares in connection therewith complies with Rule 14e-4 and the applicable laws of both the jurisdiction where the undersigned received the materials relating to the Exchange Offer and the jurisdiction from which such tender is being made; and (v) the undersigned acknowledges that 3M has advised the undersigned that 3M has not taken any action under the laws of any country outside the United States to facilitate a public offer to exchange 3M common stock or Garden SpinCo common stock in that country; that there may be restrictions that apply in countries besides the United States, including with respect to transactions in 3M common stock or Garden SpinCo common stock; that the ability of the undersigned to tender 3M common stock in the Exchange Offer will depend on whether there is an exemption available under the laws of the home country of the undersigned that would permit the undersigned to participate in the Exchange Offer without the need for 3M or Garden SpinCo to take any action to facilitate a public offering in that country or otherwise; that 3M will rely on the representation of the undersigned that the participation of the undersigned in the Exchange Offer is made pursuant to and in compliance with the applicable laws in the jurisdiction in which the undersigned is a resident or from which the undersigned is tendering the shares and in a manner that will not require 3M or Garden SpinCo to take any action to facilitate a public offering in that country or otherwise; and that 3M will rely on the representations of the undersigned concerning the legality of the participation of the undersigned in the Exchange Offer in determining to accept the shares that the undersigned is tendering for exchange.
The undersigned will, upon request, execute and deliver any additional documents deemed by the Distribution Exchange Agent, the Merger Exchange Agent or 3M to be necessary or desirable to complete the sale, assignment and transfer of the shares tendered hereby.
All authority that the undersigned has conferred or agreed to confer in this Letter of Transmittal and all of the obligations of the undersigned hereunder shall be binding upon the successors, assigns, heirs, executors, administrators, trustees in bankruptcy and legal representatives of the undersigned, and shall survive and not be affected by the death or incapacity of the undersigned.
By executing this Letter of Transmittal, I understand and agree that, among other matters described in the Prospectus and the Exchange and Transmittal Instruction Booklet:
With respect to withdrawal, acceptance, exchange and delivery:
(i) I can withdraw my tender only in accordance with the procedures described in the Prospectus under “The Exchange Offer—Terms of this Exchange Offer—Withdrawal Rights” and in Instruction 13;
(ii) once 3M accepts any of the shares that I have tendered, my tender is irrevocable, and I will be (a) deemed to have accepted the shares of Garden SpinCo common stock exchanged for such shares and to have relinquished all rights with respect to the tendered and accepted shares of 3M common stock; and (b) entitled to receive shares of Garden SpinCo common stock, which will be held by the Distribution Exchange Agent as agent on my behalf (which will be converted into the right to receive shares of Neogen common stock in the Merger) in book-entry form in a direct registered account in my name; (iii) the number of shares of Garden SpinCo common stock I may receive in the Exchange Offer is based on the calculated per-share values determined by reference to the simple arithmetic average of the daily volume-weighted average prices for 3M common stock and Neogen common stock on the New York Stock Exchange (the “NYSE”) and The Nasdaq Global Select

Market, respectively, during the last three full trading days ending on and including the [  ] trading day preceding the expiration date of the Exchange Offer, as it may be extended, as described in the Prospectus under “The Exchange Offer—Terms of this Exchange Offer—Pricing Mechanism;”
(iv) the number of shares of Garden SpinCo common stock I may receive for each share of 3M common stock accepted in the Exchange Offer is subject to an upper limit, as described in the Prospectus under “The Exchange Offer—Terms of this Exchange Offer—Upper Limit;”
(v) if the upper limit has been reached at the expiration of the Exchange Offer (currently expected to be [   ], 2022), then the final exchange ratio will be fixed at the upper limit, and 3M will announce no later than [  ], New York City time, on the [ ] to last trading day (currently expected to be [   ], 2022) prior to the expiration date of the Exchange Offer (currently expected to be [   ], 2022), unless the Exchange Offer is extended or terminated, whether the upper limit has been reached, providing each holder of 3M common stock with two full business days after knowing the final exchange ratio and whether the upper limit has been reached during which to decide whether to tender or withdraw their shares in the Exchange Offer; any changes in the prices of 3M common stock or Neogen common stock on those additional days of the Exchange Offer period will not, however, affect the final exchange ratio;
(vi) if the Exchange Offer is oversubscribed (i.e., if the number of shares of 3M common stock validly tendered would result in more than the maximum number of shares of Garden SpinCo common stock being exchanged), then the shares of 3M common stock validly tendered and not properly withdrawn will generally be subject to proration, as described in the Prospectus under “The Exchange Offer—Terms of this Exchange Offer—Proration; Tenders for Exchange by Holders of Fewer than 100 Shares of 3M Common Stock”
(vii) The Distribution Exchange Agent will cause to be credited, in book-entry form to a direct registered account in my name, the shares of Garden SpinCo common stock to which I am entitled in the name(s) of the registered holder(s) shown on the Letter of Transmittal (or, in the case of shares delivered through The Depository Trust Company, to the account of The Depository Trust Company so that The Depository Trust Company can credit the relevant The Depository Trust Company participant and such participant can credit its respective account holders) as soon as practicable after acceptance of shares of 3M common stock in the Exchange Offer and determination of the final proration factor, if any;
(viii) fractional shares of Garden SpinCo common stock will be issued in connection with the Exchange Offer, but no fractional shares of Neogen common stock will be issued in the Merger, and tendering stockholders will only be entitled to receive cash in lieu of any fractional Neogen share (without interest), as described in the Prospectus under “The Exchange Offer—Terms of this Exchange Offer—Final Exchange Ratio” and “The Exchange Offer—Terms of this Exchange Offer—Fractional Shares;”
(ix) The Distribution Exchange Agent will hold shares of Garden SpinCo common stock as agent for the holders of 3M common stock who validly tendered and did not properly withdraw their shares in the Exchange Offer or are entitled to receive shares in the Clean-Up Spin-Off, if any. Immediately following the consummation of the Exchange Offer and the Clean-Up Spin-Off, if any, and by means of the Merger, each outstanding share of Garden SpinCo common stock will be converted into the right to receive shares of Neogen common stock pursuant to the Merger Agreement. In the Merger, no fractional shares of Neogen common stock will be delivered to holders of Garden SpinCo common stock. Any fractional shares that any former holders of Garden SpinCo common stock would otherwise have been entitled to receive in the Merger shall be aggregated. [American Stock Transfer & Trust Company, LLC] (the “Merger Exchange Agent”) shall cause the whole shares obtained from aggregating fractional shares that would otherwise remain across all holders of Garden SpinCo common stock to be sold in the open market or otherwise as reasonably directed by Neogen within 10 business days after the effective time of the Merger. The Merger Exchange Agent shall make available the net proceeds thereof, after deducting any required withholding taxes and brokerage charges, commissions and transfer taxes, on a pro rata basis, without interest, as soon as practicable to the holders of Garden SpinCo common stock entitled to receive such cash in lieu of fractional shares;
(x) I hereby waive any rights to receive, and forfeit any rights to, shares of Garden SpinCo common stock delivered in the Clean-Up Spin-Off, if any, with respect to those shares of 3M common stock that I have tendered and which are accepted by 3M in the Exchange Offer;

With respect to the return of any shares of 3M common stock not properly tendered or not accepted for exchange due to termination:
(xi) subject to certain conditions to the Exchange Offer that are contained in the Prospectus under “Exchange Offer—Conditions to Consummation of This Exchange Offer,” some of which 3M has the right to waive under certain circumstances, 3M is not required to accept for exchange any of the shares that I have tendered;
(xii) if shares of 3M common stock are delivered and not accepted, including due to proration or a partial tender, (i) DRS shares of 3M common stock that were delivered will remain in book-entry form in my name registered directly in 3M’s share register and (ii) shares of 3M common stock held through The Depository Trust Company will be credited back through The Depository Trust Company in book-entry form. If I properly withdraw my shares of 3M common stock or the Exchange Offer is not completed, (i) DRS shares of 3M common stock that were delivered will remain in book-entry form in my name registered directly in 3M’s share register and (ii) shares of 3M common stock held through The Depository Trust Company will be credited back through The Depository Trust Company in book-entry form;
(xiii) if any of my tendered shares are not accepted for exchange by 3M because the Exchange Offer was terminated in accordance with the terms and conditions of the Exchange Offer, then as soon as practicable after the termination of the Exchange Offer, the Distribution Exchange Agent will cause all DRS shares to remain in book-entry form in my name registered directly in 3M’s share register (or, in the case of shares tendered through The Depository Trust Company, to be credited to the account of The Depository Trust Company, so that The Depository Trust Company can credit the relevant The Depository Trust Company participant and such participant can credit its respective account holders);
With respect to delivery of shares of Neogen common stock or cash in lieu of fractional shares of Neogen common stock to persons other than me:
(xiv) if I properly comply with the appropriate instructions hereto, including the Special Payment Instructions and/or Special Delivery Instructions, and provide all necessary and proper documentary evidence, such as a power of attorney, the person designated in the Special Payment Instructions or Special Delivery Instructions will receive the shares of Garden SpinCo common stock to which I am entitled in exchange for my tendered and accepted shares of 3M common stock in the Exchange Offer (and be entitled to receive the shares of Neogen common stock into which such shares will be converted in the Merger) and, if applicable, any shares of 3M common stock that are not accepted for exchange in the Exchange Offer; provided that 3M has no obligation pursuant to such instructions to transfer any shares from the name of the registered holder(s) thereof if 3M does not accept any such shares for exchange;
(xv) if I complete the appropriate instructions under Instruction 7 and such section is properly complied with, any checks for cash in lieu of fractional shares of Neogen common stock to which I am entitled will be mailed and issued, in the name(s) and to the address so indicated;
With respect to matters relating to my tender generally:
(xvi) the delivery and surrender of the shares (including shares of 3M common stock tendered herewith) that I have tendered is not effective until the Distribution Exchange Agent receives a duly completed and signed Letter of Transmittal for shares of 3M common stock, properly completed and duly executed (including any signature guarantees that may be required), or, in the case of shares delivered by book-entry transfer through The Depository Trust Company, an agent’s message (as defined in Instruction 2), in either case together with all accompanying evidences of authority in form satisfactory to 3M and any other required documents;
(xvii) no tender of shares of 3M common stock is valid until all defects and irregularities in such tenders have been cured or waived;
(xviii) none of 3M, Neogen, Garden SpinCo, the Distribution Exchange Agent, the Merger Exchange Agent, the information agent for the Exchange Offer, Georgeson LLC (the “information agent”) or any other person, nor any of their directors or officers, is under any duty to give notification of any defects or irregularities in the tender of any shares of 3M common stock or will incur any liability for failure to give any such notification;

(xix) a tender of shares of 3M common stock made pursuant to any method of delivery as described in the Prospectus, together with 3M’s acceptance for exchange of such shares pursuant to the procedures described in the Prospectus under “Exchange Offer—Terms of this Exchange Offer—Procedures for Tendering” and in the Instructions hereto, will constitute a binding agreement between us upon the terms and subject to the conditions of the Exchange Offer; and
(xx) 3M will determine questions as to the validity, form, eligibility (including time of receipt) and acceptance for exchange of any tender of shares of 3M common stock, in 3M’s sole discretion, and its determination will be final and binding (notwithstanding the foregoing, 3M stockholders may challenge any such determination in a court of competent jurisdiction).
INSTRUCTIONS
FORMING PART OF THE TERMS AND CONDITIONS OF THE EXCHANGE OFFER
1. Signature Guarantees. No signature guarantee is required on this Letter of Transmittal if this Letter of Transmittal is signed by the registered holder(s) of shares tendered herewith, unless such registered holder(s) has completed the box entitled “Special Payment Instructions” on this Letter of Transmittal. See Instruction 7.
2. Requirements of Tender. This Letter of Transmittal is to be completed by stockholder if certificates are to be forwarded herewith or shares are held in book-entry form. Stock certificates evidencing tendered shares, as well as this Letter of Transmittal (or a facsimile hereof), properly completed and duly executed, with any required signature guarantees, and any other documents required by this Letter of Transmittal, must be received by the Distribution Exchange Agent at one of its addresses set forth herein prior to the Expiration Date. Stockholders whose stock certificates are not immediately available or who cannot deliver all other required documents to the Distribution Exchange Agent prior to the Expiration Date, may tender their shares by properly completing and duly executing a notice of guaranteed delivery pursuant to the guaranteed delivery procedure set forth in “Exchange Offer—Terms of This Exchange Offer—Procedures for Tendering” in the Prospectus. Pursuant to such procedure: (i) such tender must be made by or through an eligible institution; (ii) a properly completed and duly executed notice of guaranteed delivery must be received by the Distribution Exchange Agent prior to the Expiration Date; and (iii) the stock certificates evidencing all tendered shares, in proper form for transfer, in each case together with this Letter of Transmittal (or a facsimile thereof), properly completed and duly executed, with any required signature guarantees and any other documents required by this Letter of Transmittal, must be received by the Distribution Exchange Agent within two NYSE trading days after the date of execution of such notice of guaranteed delivery. If stock certificates are forwarded separately to the Distribution Exchange Agent, a properly completed and duly executed Letter of Transmittal must accompany each such delivery.
By signing and submitting this Letter of Transmittal you warrant that these shares will not be sold, including through limit order request, unless properly withdrawn from the Exchange Offer.
The method of delivery of this Letter of Transmittal, stock certificates and all other required documents is at the option and the risk of the tendering stockholder and the delivery will be deemed made only when actually received by the Distribution Exchange Agent. If delivery is by mail, registered mail with return receipt requested, properly insured, is recommended. In all cases, sufficient time should be allowed to ensure timely delivery.
LETTERS OF TRANSMITTAL MUST BE RECEIVED IN THE OFFICE OF THE DISTRIBUTION EXCHANGE AGENT BY [  ], NEW YORK CITY TIME, ON THE EXPIRATION DATE OF THE EXCHANGE OFFER. GUARANTEED DELIVERIES WILL BE ACCEPTED VIA FAX UNTIL THE EXPIRATION TIME OF THE EXCHANGE OFFER ON THE EXPIRATION DATE.
No alternative, conditional or contingent tenders will be accepted and no fractional shares will be exchanged. All tendering stockholders, by execution of this Letter of Transmittal (or a facsimile hereof), waive any right to receive any notice of the acceptance of their shares for payment.
All questions as to the form of documents (including notices of withdrawal) and the validity, form, eligibility (including time of receipt) and acceptance for exchange of a tender of shares of 3M common stock will be determined by 3M in its sole discretion, and that determination shall be final and binding. 3M may delegate such power in whole or in part to the Distribution Exchange Agent. A valid tender will not be deemed to have been made until all defects and irregularities have been cured or waived, but 3M reserves the right to waive any irregularities or defects in the tender of any shares of 3M common stock.

If you hold 3M common stock through a broker, dealer, commercial bank, trust company, custodian or similar institution, you should not use this Letter of Transmittal to direct the tender of your shares, but instead should follow the instructions sent to you by that institution. If that institution holds shares of 3M common stock through The Depository Trust Company, it must ensure that the Distribution Exchange Agent receives an agent’s message from The Depository Trust Company confirming the book-entry transfer of your shares of 3M common stock. The term “agent’s message” means a message, transmitted by The Depository Trust Company to, and received by, the Distribution Exchange Agent which states that The Depository Trust Company has received an express acknowledgment from the participant in The Depository Trust Company tendering the shares that are the subject of the accompanying agent’s message that (i) such participant has received and agrees to be bound by the terms of this Letter of Transmittal and (ii) 3M may enforce such agreement against the participant.
3. Notice of Guaranteed Delivery. Stockholders who cannot comply with the procedures for book-entry transfer on a timely basis, or who cannot deliver shares or other required documents to the Distribution Exchange Agent on or before the Expiration Date, may still tender their shares so long as all of the following conditions are satisfied:
•	you must make your tender by or through a U.S. eligible institution;
•
before the expiration of this Exchange Offer, the Distribution Exchange Agent must receive a properly completed and duly executed notice of guaranteed delivery, substantially in the form made available by 3M, in the manner provided below; and

•
no later than [  ] on the second NYSE trading day after the date of execution of such notice of guaranteed delivery, the Distribution Exchange Agent must receive: (i) (A) certificates representing all physically tendered shares of 3M common stock and (B) in the case of shares delivered by book-entry transfer through The Depository Trust Company, confirmation of a book-entry transfer of those shares of 3M common stock in the Distribution Exchange Agent’s account at The Depository Trust Company, (ii) this Letter of Transmittal for shares of 3M common stock, properly completed and duly executed (including signature guarantees that may be required) or, in the case of shares delivered by book-entry transfer through The Depository Trust Company, an agent’s message and (iii) any other required documents.

Registered stockholders may transmit the notice of guaranteed delivery by facsimile transmission or mail to the Distribution Exchange Agent. If you hold shares of 3M common stock through a broker, dealer, commercial bank, trust company, custodian or similar institution, that institution must submit any notice of guaranteed delivery on your behalf, which must be guaranteed by an eligible institution in the form set forth in the notice of guaranteed delivery.
4. Inadequate Space. If the space provided herein is inadequate, the certificate numbers and/or the number of shares and any other required information should be listed on a separate signed schedule attached hereto.
5. Partial Tenders. If fewer than all of the shares evidenced by any certificate, book-entry and/or DRS are to be tendered, fill in the number of shares that are to be tendered in the column entitled “Number of Shares Tendered” in the box entitled “Description of Shares Tendered” above. In that case, if any tendered shares are exchanged, a Direct Registration Book Entry Statement for the remainder of the shares (including any shares not exchanged) evidenced by the old certificate(s) will be issued and sent to the registered holder(s) promptly after the expiration date. Unless otherwise indicated, all shares represented by the certificate(s), book-entry and/or DRS set forth above and delivered to the Distribution Exchange Agent will be deemed to have been tendered. In each case, shares will be returned or credited without expense to the stockholder.
6. Signatures on Letter of Transmittal, Stock Powers and Endorsements. If this Letter of Transmittal is signed by the registered holder(s) of the shares tendered hereby, the signature(s) must correspond with the name(s) as written on the face of the certificate(s) without alteration, enlargement or any change whatsoever.
If any of the shares tendered hereby are held of record by two or more joint owners, all such owners must sign this Letter of Transmittal.
If any of the tendered shares are registered in different names on several certificates, it will be necessary to complete, sign and submit as many separate Letters of Transmittal as there are different registrations.

If this Letter of Transmittal or any certificates or stock powers are signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person should so indicate when signing, and proper evidence satisfactory to 3M of the authority of such person so to act must be submitted, in addition to obtaining a medallion guarantee stamp. If this Letter of Transmittal is signed by the registered holder(s) of the shares listed and transmitted hereby, no endorsements of certificates or separate stock powers are required unless payment is to be made or certificates for shares not tendered or not accepted for payment are to be issued in the name of a person other than the registered holder(s). Signatures on any such stock certificates or stock powers must be guaranteed by an eligible institution.
If this Letter of Transmittal is signed by a person other than the registered holder(s) of the certificate(s) listed and transmitted hereby, the certificate(s) must be endorsed or accompanied by appropriate stock powers, in either case signed exactly as the name(s) of the registered holder(s) appear(s) on the certificate(s). Signature(s) on any such stock certificates or stock powers must be guaranteed by an eligible institution.
7. Special Payment. If a check is to be issued in the name of a person other than the signer of this Letter of Transmittal the appropriate boxes on this Letter of Transmittal must be completed.
8. IRS Form W-9 or IRS Form W-8. A tendering U.S. Stockholder (as defined in “Important Tax Information”) is required to provide the Merger Exchange Agent with a correct Taxpayer Identification Number (“TIN”) on IRS Form W-9 or otherwise establish an exemption from backup withholding. The purpose for this form is explained under “Important Tax Information.”
Certain stockholders (including, generally, non-U.S. Stockholders (as defined in “Important Tax Information”) and C corporations) are not subject to backup withholding. A non-U.S. Stockholder should submit an appropriate and properly completed IRS Form W-8, a copy of which may be obtained from the Distribution Exchange Agent or at the IRS website at www.irs.gov, or otherwise establish an exemption from backup withholding in order to avoid backup withholding. See “Important Tax Information” for more information.
9. Requests for Assistance or Additional Copies. Questions and requests for assistance or additional copies of the Prospectus, this Letter of Transmittal, the notice of guaranteed delivery, the notice of withdrawal, and the IRS Form W-8 and Form W-9 may be directed to the information agent at the addresses and phone numbers set forth below, or from brokers, dealers, commercial banks or trust companies.
10. Waiver of Conditions. The Exchange Offer is subject to various conditions described in the Prospectus under “Exchange Offer—Conditions to Consummation of This Exchange Offer” that must be satisfied or waived. 3M reserves the right, in its sole discretion, to waive, at any time or from time to time, any of the conditions of the Exchange Offer specified in the Prospectus, in whole or in part, in the case of any shares tendered.
11. Lost, Destroyed or Stolen Certificates. If any certificate representing shares has been lost, destroyed or stolen, the stockholder should promptly notify Equiniti Trust Company in its capacity as transfer agent for the shares (toll-free telephone number: 1-800-401-1952). The stockholder will then be instructed as to the steps that must be taken in order to replace the certificate. This Letter of Transmittal and related documents cannot be processed until the procedures for replacing lost or destroyed certificates have been followed.
12. Procedures. To properly complete the “Description of Shares Tendered” box your name and address must be set forth in the column under the heading “Account Registration” and either (i) the number of each stock certificate that you are surrendering with this document must be written in the column under the heading “Certificate Number(s)” or (ii) if you are using the guaranteed delivery procedures set forth in “Exchange Offer—Terms of This Exchange Offer—Procedures for Tendering—Guaranteed Delivery Procedures” of the Prospectus, the number of shares of 3M common stock represented by your stock certificates to be delivered pursuant to such procedures must be written in the column under the heading “Total Number of Shares Represented by Certificate(s).” Stockholders who directly or beneficially own fewer than 100 shares of 3M common stock (“odd-lots”) and who validly tender all of their shares will not be subject to proration. If, however, you hold fewer than 100 shares of 3M common stock, but do not tender all of your shares, you will be subject to proration to the same extent as holders of more than 100 shares if the Exchange Offer is oversubscribed. Direct or beneficial holders of 100 or more shares of 3M common stock will be subject to proration. In addition, shares held on behalf of participants in 3M’s retirement savings plan (each of which plans holds more than 100 shares of 3M common stock) will be subject to proration.
13. Withdrawal. You may withdraw your previously tendered shares of 3M common stock at any time before [  ], New York City time, on the Expiration Date and, unless 3M has previously accepted them pursuant to the Exchange Offer, such shares may also be withdrawn at any time after the expiration of 40 business days from the commencement of the Exchange Offer. Once 3M accepts shares of 3M common stock pursuant to the Exchange Offer, any tendering 3M stockholders’ tender is irrevocable. In order to withdraw your shares, you must provide a written notice of withdrawal to the Distribution Exchange Agent at one of its addresses set forth on the back cover of the Prospectus, before [  ], New York City time, on the Expiration Date. That notice must include your name and the number of shares of 3M common stock to be withdrawn. 3M has provided to registered holders a form of notice of withdrawal, which you may use to withdraw your shares. You may obtain additional forms of notices of withdrawal from the information agent.
If shares have been tendered pursuant to the procedures for book-entry tender through The Depository Trust Company, any notice of withdrawal must comply with The Depository Trust Company’s procedures.
If you hold your shares through a broker, dealer, commercial bank, trust company, custodian or similar institution, you should consult that institution on the procedures you must comply with and the time by which such procedures must be completed in order for that institution to provide a written notice of withdrawal or facsimile notice of withdrawal to the Distribution Exchange Agent on your behalf before [  ], New York City time, on the Expiration Date. If you hold your shares through such an institution, that institution must deliver the notice of withdrawal with respect to any shares you wish to withdraw. In such a case, as a beneficial owner and not a registered stockholder, you will not be able to provide a notice of withdrawal for such shares directly to the Distribution Exchange Agent. Any shares of 3M common stock properly withdrawn will be deemed not to have been validly tendered for purposes of the Exchange Offer. However, you may re-tender withdrawn shares of 3M common stock by following one of the procedures described in the Prospectus under “The Exchange Offer—Terms of this Exchange Offer—Procedures for Tendering” at any time prior to the expiration of the Exchange Offer. In addition, shares of 3M common stock tendered pursuant to the Exchange Offer may be withdrawn after [  ], 2022 (i.e., after the expiration of 40 business days from the commencement of the Exchange Offer), if 3M does not accept your shares of 3M common stock pursuant to the Exchange Offer by such date.
Except as otherwise provided above, any tender made under the Exchange Offer is irrevocable.
[14. 401(k) Plan Participants. Participants in the 2021 Amended and Restated 3M Voluntary Investment Plan and Employee Stock Ownership Plan, as amended and restated or the 2016 Amended and Restated 3M Savings Plan, as amended and restated (each, a “401(k) Plan”, and together, the “401(k) Plans”) must follow the special instructions that are being sent to them by the plan administrators with respect to their interest in the 401(k) Plans. Such participants may not use this Letter of Transmittal to direct the tender of any shares of 3M common stock held in the 3M stock fund of the applicable 401(k) Plan. In general, if (and only if) five percent (5%) or more of the outstanding shares of 3M common stock will be exchanged in the Exchange Offer, participants in the 401(k) Plans may direct the plan trustee to tender all, some or none of the shares of 3M common stock represented by the units in the 3M stock fund in the applicable 401(k) Plan for exchange, subject to certain limitations set forth in the instructions provided by the plan administrator. As set forth in greater detail in such instructions, which are being sent to participants in the 401(k) Plans, to allow sufficient time for the tender of shares by the trustees of the 401(k) Plans, participants in the 401(k) Plans must provide the tabulator for the trustees of the 401(k) Plans with the requisite instructions by [  ], New York City time, on [  ], 2022. If the Exchange Offer is extended, and if administratively feasible, the deadline for receipt of these participant instructions may also be extended.
If less than five percent (5%) of the outstanding shares of 3M common stock will be exchanged in the Exchange Offer, the investment fiduciaries of the 3M stock funds shall direct the trustees of the 401(k) Plans with respect to the decision whether to tender any shares of 3M common stock represented by the units held in such stock funds.
We refer participants in the 401(k) Plans to the separate special instructions being sent to them by the plan administrators with respect to their interest in the 401(k) Plans for further detail.]

15. Irregularities. 3M reserves the absolute right to reject any and all tenders of shares of 3M common stock that it determines are not in proper form or the acceptance of or exchange for which may, in the opinion of its counsel, be unlawful. 3M also reserves the right to waive any of the conditions of the Exchange Offer or the Merger that are within the power of 3M to waive, or any defect or irregularity in the tender of any shares of 3M common stock.
No tender of shares of 3M common stock is valid until all defects and irregularities in tenders of such shares have been cured or waived. None of 3M, Neogen, Garden SpinCo, the Distribution Exchange Agent, the Merger Exchange Agent, the Information Agent or any other person is or will be under any duty to give notice of any defects or irregularities in the tender of 3M common stock and none of them will incur any liability for failure to give any such notice.
3M will make all determinations regarding the validity, form, eligibility (including time of receipt) and acceptance for exchange of any tender of shares of 3M common stock and any notice of withdrawal in its sole discretion, and its determinations shall be final and binding. 3M’s interpretations of the terms and conditions of this Exchange Offer, including this Letter of Transmittal and the instructions contained herein, shall be final and binding.
IMPORTANT TAX INFORMATION
Under current U.S. federal income tax laws, unless certain certification requirements are met or an exemption applies, a stockholder that receives cash in lieu of fractional shares of Neogen common stock in the Merger generally will be subject to backup withholding (currently at a rate of 24%). In order to avoid such backup withholding, each stockholder who is a “United States person” for U.S. federal income tax purposes (a “U.S. Stockholder”) generally must provide the Merger Exchange Agent with such stockholder’s correct TIN and certify that such stockholder is not subject to such backup withholding by completing the attached IRS Form W-9, in accordance with the instructions to the IRS Form W-9, or otherwise establish a basis for exemption from backup withholding. In general, if a stockholder is an individual, the stockholder’s TIN is the Social Security number of such individual. If a U.S. Stockholder does not timely provide the Merger Exchange Agent with a properly completed IRS Form W-9 or otherwise establish a basis for exemption from backup withholding, such stockholder may be subject to penalties imposed by the IRS and backup withholding.
Certain stockholders (including, generally, stockholders who are not U.S. Stockholders (“non-U.S. Stockholders”) and C corporations) are exempt from these backup withholding requirements. In order to satisfy the Merger Exchange Agent that a non-U.S. Stockholder is exempt, such stockholder must submit to the Merger Exchange Agent the applicable IRS Form W-8, properly completed and signed under penalties of perjury, attesting to such stockholder’s non-U.S. status or otherwise establish an exemption from backup withholding. See the instructions to the applicable IRS Form W-8 for additional information. In order to satisfy the Merger Exchange Agent that a U.S. Stockholder is exempt, such U.S. Stockholder must submit to the Merger Exchange Agent the enclosed IRS Form W-9 with an applicable exempt payee code or otherwise establish an exemption from backup withholding. Such forms and instructions can be obtained from the Distribution Exchange Agent or at the IRS website at www.irs.gov.
Backup withholding is not an additional tax and may be refunded or credited against a stockholder’s U.S. federal income tax liability, if any, provided that the required information is timely furnished to the IRS.
What Number to Give the Merger Exchange Agent
The stockholder is required to give the Merger Exchange Agent the TIN (e.g., Social Security Number or Employer Identification Number) of the record holder of shares of 3M common stock. If the shares of 3M common stock are in more than one name, or are not in the name of the actual owner, consult the enclosed for additional guidelines on which number to report. Non-individual U.S. entities (such as an estate or partnership) will provide an Employer Identification Number (“EIN”).

Questions and requests for assistance may be directed to the information agent at the address and telephone number set forth below. Requests for copies of the Prospectus, this Letter of Transmittal, the notice of guaranteed delivery, the IRS Form W-8 and other tender offer materials may also be directed to the information agent. A Stockholder may also contact such stockholders’ broker, dealer, commercial bank, trust company or other nominee for assistance concerning the Exchange Offer.
The information agent for the Exchange Offer is:
Georgeson LLC
1290 Avenue of the Americas, 9th Floor
New York, NY 10104
888-607-6511